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                                                                   Exhibit 10.3

[HOLDINGS]

PREFERRED STOCK INVESTMENT AGREEMENT

        PREFERRED STOCK INVESTMENT AGREEMENT ("Agreement") dated as of August ___, 1996 between ACTV Holdings, Inc., a Delaware corporation ("Holdings"), and each entity listed as an investor on Schedule I attached to this Agreement (each individually an "Investor" and collectively the "Investors").

W I T N E S S E T H:

        WHEREAS, Holdings is a wholly-owned subsidiary of ACTV, Inc. ("ACTV");

        WHEREAS, Holdings desires to sell and issue to the Investors, and the Investors wish to purchase from Holdings, an aggregate of 160,000 shares of Holdings' 5% Cumulative Convertible Preferred Stock having the rights, designations and preferences set forth in the Certificate of Incorporation of Holdings (the "Charter") in the identical form and substance of Exhibit 2.1(c) attached hereto (the "Preferred Shares"), on the terms and conditions set forth herein;

        WHEREAS, the Preferred Shares will be exchangeable into shares of common stock, par value $0.10, of ACTV ("Common Shares") and the Investors will have registration rights with respect to such Common Shares issuable upon exchange, pursuant to the terms of that certain Registration Rights and Exchange Agreement dated the date hereof entered into between ACTV and the Investors ("Exchange Agreement"), and the Preferred Shares will be subject to certain rights of redemption of ACTV; and

        WHEREAS, pursuant to the terms of that certain Preferred Stock Investment Agreement ("Financing Investment Agreement") dated as of the date hereof entered into between the Investors and ACTV Financing, Inc., a Delaware corporation and wholly owned subsidiary of ACTV ("Financing"), the Investors have agreed to purchase 240,000 shares of Financing's 5% Cumulative Convertible Preferred Stock (the "Financing Preferred Shares") which will be exchangeable into Common Shares and subject to registration rights pursuant to the Exchange Agreement;

        NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF PREFERRED STOCK



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        Section 1.1 Purchase and Sale of Preferred Stock. Upon the following terms and conditions, Holdings shall issue and sell to each Investor severally, and each Investor severally shall purchase from Holdings, the number of Preferred Shares indicated next to such Investor's name on Schedule I attached hereto.

        Section 1.2 Purchase Price. The purchase price for the Preferred Shares (the "Purchase Price") shall be $25 per share.

        Section 1.3 The Closing. (a) The closing of the purchase and sale of the Preferred Shares (the "Closing"), shall take place at the offices of the Investors' counsel, at 10:00 am., local time on the later of the following: (i) the date on which the last to be fulfilled or waived of the conditions set forth in Article IV hereof and applicable to the Closing shall be fulfilled or waived in accordance herewith, or (ii) such other time and place and/or on such other date as the Investors and Holdings may agree. The date on which the Closing occurs is referred to herein as the "Closing Date."

        (b) On the Closing Date, Holdings shall deliver to each Investor certificates (with the number of and denomination of such certificates designated by such Investor) representing the Preferred Shares purchased hereunder by such Investor registered in the name of such Investor or deposit such Preferred Shares into accounts designated by such Investor, and such Investor shall deliver to Holdings the Purchase Price for the number of Preferred Shares purchased by such Investor hereunder by wire transfer in immediately available funds to an account designated in writing by Holdings. The payment by each Investor of Purchase Price applicable to it to such account shall constitute payments delivered to Holdings in satisfaction of such Investor's obligation to pay the Purchase Price hereunder. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

        Section 2.1 Representations and Warranties of Holdings. Holdings hereby makes the following representations and warranties to each of the Investors:

        (a) Organization and Qualification. Holdings is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. Holdings was duly organized on August 8, 1996 and did not engage in any activities prior to such date. Holdings does not have any subsidiaries other than those listed on Schedule 2.1(a) attached hereto. Holdings is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. "Material Adverse Effect" means any adverse effect on the business, operations, properties,



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prospects, or financial condition of the entity with respect to which such term is used and which is material to such entity and other entities controlling or controlled by such entity taken as a whole.

               (b) Authorization; Enforcement. (i) Holdings has the requisite corporate power and authority to enter into and perform this Agreement and to issue the Preferred Shares in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by Holdings and the consummation by it of the transactions contemplated hereby, including the issuance of the Preferred Shares, have been duly authorized by all necessary corporate action, and no further consent or authorization of Holdings or its Board of Directors or stockholders is required, (iii) this Agreement has been duly executed and delivered by Holdings, and (iv) this Agreement constitutes a valid and binding obligation of Holdings enforceable against Holdings in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

        (c) Capitalization. The authorized capital stock of Holdings consists of 100 shares of common stock and 196,000 shares of preferred stock; there are 100 shares of common stock and no shares of preferred stock issued and outstanding; and, upon issuance of the Preferred Shares in accordance with the terms hereof there will be 100 shares of common stock and 160,000 shares of preferred stock issued and outstanding. Holdings has reserved 36,000 shares of preferred stock for issuance to the Placement Agent (as defined below) upon exercise of the warrants issued to such Placement Agent as described in Section 7.1 hereof. All of the outstanding shares of Holdings' common stock have been validly issued and are fully paid and nonassessable and are owned by ACTV free and clear of any liens, claims or encumbrances. No shares of common stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of Holdings, or contracts, commitments, understandings, or arrangements by which Holdings is or may become bound to issue additional shares of capital stock of Holdings or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible into shares, of capital stock of Holdings, except for the warrants issued to the Placement Agent. The Charter attached hereto as Exhibit 2.1(c) is true and correct as in effect on the date hereof, and Holdings has furnished or made available to the Investors true and correct copies of Holdings' by-laws, as in effect on the date hereof (the "By-Laws").

        (d) Issuance of Preferred Shares. The issuance of the Preferred Shares has been duly authorized and, when paid for or issued in accordance with the terms hereof, the Preferred Shares shall be validly issued, fully paid and non-assessable, free and clear of any liens, claims or encumbrances, and entitled to the rights and preferences set forth in the Charter attached hereto. The Common Shares issuable upon exchange of the Preferred Shares pursuant to the Exchange Agreement will be duly authorized and reserved for issuance and, upon exchange in accordance with the Exchange Agreement, will be validly issued, fully paid and non-assessable, free and clear of all liens, claims and encumbrances, and the holders shall be entitled to all rights and preferences accorded to a holder of Common Shares.


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        (e) No Conflicts. The execution, delivery and performance of this
Agreement by Holdings and the consummation by Holdings of the transactions contemplated hereby do not and will not (i) result in a violation of Holdings' or ACTV's charter or by-laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which Holdings or ACTV or any of their subsidiaries is a party, or result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to Holdings or ACTV or any of their subsidiaries or by which any property or asset of Holdings or ACTV or any of their subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect); provided that, for purposes of such representation as to Federal, state, local or foreign law, rule or regulation, no representation is made herein with respect to any of the same applicable solely to the Investors and not to Holdings. The business of Holdings and ACTV and their subsidiaries is not being conducted in violation of any law, ordinance or regulations of any governmental entity, except for violations which either singly or in the aggregate do not and will not have a Material Adverse Effect. Neither Holdings nor ACTV is required under Federal, state or local law, rule or regulation in the United States to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Preferred Shares in accordance with the terms hereof, provided that, for purposes of the representation made in this sentence, Holdings is assuming and relying upon the accuracy of the relevant representations and agreements of the Investors herein.

        (f) SEC Documents; Financial Statements. The Common Stock of ACTV is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and ACTV has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission ("SEC") pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d), in addition to one or more registration statements and amendments thereto heretofore filed by ACTV with the SEC (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC Documents"). Holdings has delivered or made available to the Investors true and complete copies of all SEC Documents (including, without limitation, proxy information and solicitation materials and registration statements) filed with the SEC since December 31, 1995 and all annual SEC Documents filed with the SEC since December 31, 1994. Holdings has not provided to the Investor any information which, according to applicable law, rule or regulation, should have been disclosed publicly by ACTV but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of ACTV included in the SEC Documents



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comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of ACTV as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

        (g) No Material Adverse Change. Since March 31, 1996, the date through which the most recent quarterly report of ACTV on Form 10-Q has been prepared and filed with the SEC, a copy of which is included in the SEC Documents, no Material Adverse Effect has occurred or exists with respect to Holdings or ACTV or their subsidiaries, except as otherwise disclosed or reflected in other SEC Documents prepared through or as of a date subsequent to March 31, 1996.

        (h) No Undisclosed Liabilities. Holdings and ACTV and their subsidiaries have no liabilities or obligations not disclosed in the SEC Documents, other than those incurred in the ordinary course of ACTV's or their subsidiaries' respective businesses since March 31, 1996 or which, individually or in the aggregate, do not or would not have a Material Adverse Effect on ACTV or its direct or indirect subsidiaries.

        (i) No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to Holdings or ACTV or their subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by ACTV but which has not been so publicly announced or disclosed.

        (j) No General Solicitation. Neither Holdings, nor any of its affiliates, or, to its knowledge, any person acting on its or their behalf (including Libra Investments, Inc. ("Placement Agent")), has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act of 1933, as amended (the"Act")) in connection with the offer or sale of the Preferred Shares.

        (k) No Integrated Offering. Neither Holdings, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Preferred Shares under the Act.

        (l) Brokers. Holdings has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by any or all of the Investors relating to this Agreement or the transactions contemplated hereby, except for amounts owing to the Placement Agent, which amounts shall be paid by ACTV.



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        (m) ACTV Representations. All of the representations and warranties of
ACTV set forth in the Exchange Agreement are true and correct.

               Section 2.2 Representations and Warranties of the Investors. Each of the Investors, severally and not jointly, hereby makes the following representations and warranties to Holdings:

               (a) Authorization; Enforcement. (i) Such Investor has the requisite power and authority to enter into and perform this Agreement and to purchase the Preferred Shares being sold hereunder, (ii) the execution and delivery of this Agreement by such Investor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and (iii) this Agreement constitutes a valid and binding obligation of such Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

               (b) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by such Investor of the transactions contemplated hereby do not and will not (i) result in a violation of the Investor's organizational documents, or (ii) conflict with any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Investor. Such Investor is not required to obtain any consent or authorization of any governmental agency in order for it to perform its obligations under this Agreement.

               (c) Investment Representation. Such Investor is purchasing the Preferred Shares for its own account and not with a view to distribution in violation of any securities laws. Such Investor has no present intention to sell the Preferred Shares and such Investor has no present arrangement (whether or not legally binding) to sell the Preferred Shares to or through any person or entity; provided, however, that by making the representations herein, such Investor does not agree to hold the Preferred Shares for any minimum or other specific term and reserves the right to dispose of the Preferred Shares at any time in accordance with Federal and state securities laws applicable to such disposition.

               (d) Accredited Investor. Such Investor is an "accredited investor" as defined in Rule 501 promulgated under the Act. The Investor has such knowledge and experience in financial and business matters in general and investments in particular, so that such Investor is able to evaluate the merits and risks of an investment in the Preferred Shares and to protect its own interests in connection with such investment. In addition (but without limiting the effect of Holdings' representations and warranties contained herein), such Investor has received such information as it considers necessary or appropriate for deciding whether to purchase the Preferred Shares pursuant hereto. Such Investor acknowledges that no representation or warranty is made by the Placement Agent or any persons representing the Placement Agent with respect to Holdings or the sale of the Preferred Shares.



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               (e) Rule 144. Such Investor understands that there is no public trading market for the Preferred Shares, that none is expected to develop, and that the Preferred Shares must be held indefinitely unless such Preferred Shares are exchanged or registered under the Act or an exemption from registration is available. Such Investor has been advised or is aware of the provisions of Rule 144 promulgated under the Act.

               (f) Brokers. Such Investor has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by Holdings relating to this Agreement or the transactions contemplated hereby, except for amounts owing to the Placement Agent, which amounts shall be paid by ACTV.

               (g) Reliance by Holders. Such Investor understands that the Preferred Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of Federal and state securities laws and that Holdings is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the applicability of such exemptions and the suitability of such Investor to acquire the Preferred Shares.

ARTICLE III

COVENANTS

        Section 3.1 Registration and Listing. Until three (3) years after all Preferred Shares have been exchanged into Common Shares, Holdings will use its best efforts to cause ACTV to cause the Common Shares to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, to comply in all respects with its reporting and filing obligations under the Exchange Act, to comply with all requirements related to any registration statement filed pursuant to the Exchange Agreement and to not take any action or file any document (whether or not permitted by the Act or the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend ACTV's reporting and filing obligations under said acts, except as permitted herein. Until three (3) years after all Preferred Shares have been exchanged into Common Shares, Holdings will use its best efforts to take all action within its power to cause ACTV to continue the listing or trading of the Common Shares on the NASDAQ Small Capitalization Market or National Market and the Boston Stock Exchange and to comply in all respects with ACTV's reporting, filing and other obligations under the bylaws or rules of the NASD and NASDAQ and such exchange or other exchange where the Common Shares are traded.

        Section 3.2   Actions of Holdings.

        (a) Escrow. The parties acknowledge that upon Closing of the transactions contemplated by Financing Investment Agreement, the aggregate purchase price thereunder will be deposited in a escrow account and will remain in escrow until the date which is the fifth business day after the date



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("Release Date") on which all of the following conditions exist: (i) the
Effective Registration (as defined below) has occurred and is continuing, (ii) the Liberty Sports Contract (as defined below) has been executed and delivered and is in full force and effect, (iii) the Merger (as defined below) has occurred and is in effect, and (iv) the Investors have received an opinion of counsel ("Release Opinion") reasonably acceptable to the Investors that the conditions contained in clauses (i), (ii), and (iii) above have been satisfied. "Effective Registration" shall mean that all registration obligations of ACTV pursuant to the Exchange Agreement shall have been satisfied, such registration is not subject to any suspension or stop order, the prospectus for the Common Shares issuable upon exchange of the Preferred Shares is current and such Common Shares are listed for trading on the NASDAQ Small Capitalization or National Market, and none of Financing, Holdings or ACTV is subject to any bankruptcy, insolvency or similar proceeding. The "Liberty Sports Contract" shall mean that certain agreement to be entered into by ACTV and/or its subsidiaries and Liberty Sports, Inc. ("LS") or its wholly-owned subsidiary Prime Sports West ("PSW") providing for immediate commercial use on economically viable terms by ACTV and/or its subsidiaries of substantially all major professional sports program content carried by PSW for a term of at least 3 years in connection with the launch of ACTV's premium regional network within the entire existing 4,200,000 subscriber footprint of PSW. LS is to be rebranded "Fox Sports Net" and PSW is to be rebranded "Fox Sports West."

        (b) Merger. If the date on which both the Effective Registration has occurred and is continuing and the Liberty Sports Contract has been executed and delivered and is in full force and effect (the "Contingency Satisfaction Date") occurs on or before December 31, 1996, then promptly following such date Holdings agrees that Financing shall be merged with and into Holdings with each Financing Preferred Share being exchanged for one Preferred Share of Holdings with the amount of any accrued and unpaid dividends on any Financing Preferred Shares constituting the amount of accrued and unpaid dividends on the Preferred Shares of Holdings received in such exchange, as of the date of the merger (the "Merger"). If the Contingency Satisfaction Date occurs after December 31, 1996, then Holdings agrees to cause the Merger to occur promptly after (and not before) the Offer Period (as defined in the Financing Investment Agreement) expires. Notwithstanding any of the foregoing, Holdings agrees that Financing and Holdings shall effect the Merger within five (5) business days of receiving a written request to so merge at any time by all the then holders of outstanding Preferred Shares, regardless of whether or when the Contingency Satisfaction Date occurs. Following the Merger, the Investors (or the then holders of the Preferred Shares) shall have all the same rights and remedies under the Exchange Agreement with respect to the Preferred Shares issued upon the Merger as if such shares were included as "Preferred Shares" therein.

        Section 3.3 Intercompany Transactions. Holdings agrees that, on or prior to the Closing, all ACTV accounts receivable relating to transactions between ACTV and any direct or indirect subsidiaries of ACTV occurring prior to Closing, all cash owned by ACTV, and all of ACTV's interest in any subsidiary, joint venture or investment, including without limitation ACTV's interest in ACTV Interactive and all shares of capital stock in the Greenwich Entertainment Group, Inc. ("Greenwich") owned by ACTV, shall be transferred to Holdings as a capital contribution in exchange for common stock of Holdings, and ACTV shall use its best efforts to transfer all options for capital stock in Greenwich owned by ACTV to Holdings as a common stock capital contribution.



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Until the Restrictive Covenant Termination Date (as defined in the Exchange
Agreement), any monies or assets paid or transferred from Holdings or any direct or indirect subsidiary of Holdings to ACTV, or from Holdings to any direct or indirect subsidiary of Holdings, for any reason whatsoever, shall be treated and deemed as a loan from Holdings or such subsidiary to ACTV, or from Holdings to such subsidiary, as the case may be, provided that Holdings may transfer up to $3,000,000 of the $6,000,000 in funds received from Financing upon the Merger after the Release Date to The Los Angeles Individualized Television Network, Inc., a wholly-owned subsidiary of Holdings ("LA Sub"), as an equity capital contribution by Holdings to LA Sub. Holdings agrees that, on or prior to the Closing, ACTV and Holdings shall enter into the License Agreement in the form and substance satisfactory to the Investors pursuant to which ACTV shall grant to Holdings a perpetual worldwide exclusive royalty free license to use and exploit all of ACTV's patents.

        Section 3.4 Certificates on Exchange. Upon any exchange by an Investor (or then holder of Preferred Shares) of the Preferred Shares pursuant to the Exchange Agreement, Holdings shall issue and deliver to such Investor (or holder) within 48 hours of the Exchange Date (as defined in the Exchange Agreement) a new certificate or certificates for the number of Preferred Shares which such Investor (or holder) has not yet elected to exchange but which are evidenced in part by the certificate(s) submitted to ACTV in connection with such exchange (with the number of and denomination of such new certificate(s) designated by such Investor or holder).

        Section 3.5 Replacement Certificates. The certificate(s) representing the Preferred Shares held by any Investor (or then holder) may be exchanged by such Investor (or such holder) at any time and from time to time for certificates with different denominations representing an equal aggregate number of Preferred Shares, as requested by such Investor (or such holder) upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

        Section 3.6 No Senior Securities. Until the Restrictive Covenant Termination Date (as defined in the Exchange Agreement), Holdings agrees that neither Holdings nor ACTV shall (i) create, incur, assume, guarantee, secure or in any manner become liable in respect of any indebtedness, other than the obligations specifically referred to herein to the Investors or holders of Preferred Shares, or permit any liens, claims or encumbrances to exist against ACTV or Holdings or any of their assets, except for trade payables incurred in the ordinary course of business consistent with past practices, and (ii) issue any shares of its preferred stock or any securities convertible into its preferred stock (except for warrants and preferred stock issuable upon exercise thereof given to the Placement Agent as described in Section 7.1 above) without prior written approval of such preferred stock (or convertible security) issuance by a majority in interest of the holders of outstanding Preferred Shares.

        Section 3.7 Use of Proceeds. Holdings agrees that the proceeds received by Holdings from the sale of the Preferred Shares hereunder and the funds received by Holdings as a result of the Merger shall be used for developing the chief markets of ACTV and its subsidiary companies in the areas of in-home entertainment, education (with an emphasis on distance learning), site-based entertainment and Internet applications as well as working capital and other uses not inconsistent with the above.



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ARTICLE IV

CONDITIONS

        Section 4.1 Conditions Precedent to the Obligation of Holdings to Sell the Preferred Shares. The obligation hereunder of Holdings to issue and/or sell the Preferred Shares to the Investors is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below. These conditions are for Holdings' sole benefit and may be waived by Holdings at any time in its sole discretion.

        (a) Accuracy of the Investors' Representations and Warranties. The representations and warranties of each Investor shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date).

        (b) Performance by the Investors. Each Investor shall have performed all agreements and satisfied all conditions required to be performed or satisfied by such Investor at or prior to the Closing.

        (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Exchange Agreement.

        Section 4.2 Conditions Precedent to the Obligation of the Investors to Purchase the Preferred Shares. The obligation hereunder of each Investor to acquire and pay for the Preferred Shares is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below. These conditions are for the Investors' sole benefit and may be waived by the Investors at any time in their sole discretion.

        (a) Accuracy of Holdings' Representations and Warranties. The representations and warranties of Holdings shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date).

        (b) Performance by Holdings. Holdings shall have performed all agreements and satisfied all conditions required to be performed or satisfied by Holdings at or prior to the Closing.

        (c) NASDAQ. From the date hereof to the Closing Date, trading in ACTV's Common Stock shall not have been suspended by the SEC or the NASDAQ Small Capitalization Market, and trading in securities generally as reported by NASDAQ shall not have been suspended or limited, and the Common Shares shall not have been delisted from any exchange or market where they are currently listed.



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        (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Exchange Agreement.

        (e) Opinion of Counsel. At the Closing the Investors shall have received an opinion of counsel to Holdings substantially in the form and substance satisfactory to the Investors and such other opinions, certificates and documents as the Investors or their counsel shall reasonably require incident to the Closing.

        (f) Registration Rights and Exchange Agreement. ACTV and the Investors shall have executed and delivered the Exchange Agreement in the form and substance of Exhibit 4.2(f) attached hereto.

        (g) Full Subscription. Each other Investor hereto shall have consummated, or simultaneously with such Investor will consummate, the transactions contemplated hereby at the Closing and the transactions contemplated by the Financing Investment Agreement at the Closing thereunder.

        (h) License Agreement. ACTV and Holdings shall have executed and delivered the License Agreement in the form and substance satisfactory to the Investors pursuant to which ACTV shall grant to Holdings a perpetual worldwide exclusive royalty free license to use and exploit all of ACTV's patents.

        (i) Adverse Changes. Since March 31, 1996, no event which had or is likely to have a Material Adverse Effect on Holdings or ACTV or any of its subsidiaries shall have occurred.

        (j) Officer's Certificate. Holdings and ACTV shall have delivered to the Investors a certificate in form and substance reasonably satisfactory to the Investors, executed by an officer of Holdings and ACTV, certifying as to satisfaction of closing conditions, incumbency of signing officers, charter, by-laws and authorizing resolutions of Holdings and ACTV.

        (k) Intercompany Transfers; Standoff Commitments. The Investors shall have received (1) documentation satisfactory to the Investors evidencing the completion of the intercompany transfers described in Section 3.3 above, and (2) copies of the standoff commitments from executive officers and directors of ACTV as set forth in Section 12.p of the Exchange Agreement.

ARTICLE V

LEGEND AND STOCK

        Each certificate representing the Preferred Shares shall be stamped or otherwise imprinted with a legend substantially in the following form:



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        THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

        Holdings agrees to reissue certificates representing the Preferred Shares without the legend set forth above at such time as (i) the holder thereof is permitted to dispose of such Preferred Shares pursuant to Rule 144(k) under the Act, (ii) such Preferred Shares are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to Holdings and its counsel) are able to dispose of such shares publicly without registration under the Act, or (iii) such Preferred Shares are registered under the Act.

ARTICLE VI

TERMINATION

        Section 6.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of Holdings and the Investors.

        Section 6.2 Other Termination. This Agreement may be terminated by action of the Board of Directors or other governing body of any Investor or Holdings at any time if the Closing shall not have been consummated by the fifth business day following the date of this Agreement.

ARTICLE VII

MISCELLANEOUS

        Section 7.1 Fees and Expenses. Holdings shall pay or use its best efforts to cause ACTV to pay, at the Closing and promptly upon receipt of any further invoices relating to same, all reasonable due diligence fees and attorneys' fees and expenses (using a single counsel) incurred by the Investors, up to a maximum amount of $85,000, in connection with the preparation, negotiation, execution and delivery of this Agreement, the Financing Investment Agreement, the Exchange Agreement, and the related agreements and documents and the transactions contemplated hereunder and thereunder. Such amount may be paid, at the Investors' option, by each Investor offsetting its pro rata share (based on the amount of Preferred Shares purchased hereunder) of the estimated amount due for such fees and expenses from the payment of the Purchase Price by such Investor under this Agreement. In the event such estimate is ultimately less than the actual fees and expenses, Holdings or ACTV shall promptly pay such deficiency upon receipt of an invoice regarding same, and in the event such estimate is ultimately greater than the actual fees and expenses, each Investor shall promptly pay to ACTV its pro rata share (based on the amount of Preferred Shares purchased hereunder) of such overage upon a determination regarding same. To the extent the $85,000 maximum amount hereunder exceeds the actual fees and expenses, such excess amount shall be used to reimburse the Holders for (or pay for) any fees and expenses (including attorneys' fees and expenses) incurred by the Holders in connection with their review and due diligence with respect to the Registration Statement (as defined in the Exchange Agreement). Holdings shall pay or use its best efforts to cause ACTV to pay all stamp and other taxes and duties levied in connection with the issuance of the Preferred Shares pursuant hereto and the Common Shares issued pursuant to the Exchange Agreement. Holdings and/or ACTV shall be responsible for paying the compensation due



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to the Placement Agent in connection with the transactions contemplated hereby and under the Financing Investment Agreement and the Exchange Agreement. The Placement Agent's compensation includes a cash payment of $750,000 and the issuance to the Placement Agent by Holdings of warrants to purchase 36,000 shares of Holdings' 5% Cumulative Exchangeable Preferred Stock (with 40% of such cash payment and such warrants being paid and issued, respectively, at Closing, and the remaining 60% of such cash payment and such warrants being paid and issued on the Release Date). All fees, charges and costs of the escrow agent under the Escrow Agreement (as defined in the Financing Investment Agreement) shall be paid for by Holdings and/or ACTV, and not by Financing or the Investors.

        Section 7.2   Specific Enforcement; Consent to Jurisdiction.

        (a) Holdings and the Investors acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

        (b) Holdings (i) hereby irrevocably submits to the jurisdiction of the United States District Court, the New York State courts and other courts of the United States sitting in New York County, New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Holdings consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

        Section 7.3 Entire Agreement; Amendment. This Agreement, together with the Exchange Agreement and the agreements and documents executed in connection herewith and therewith, contains the entire understanding of the parties with respect to the matters covered hereby and thereby and, except as specifically set forth herein or therein, neither Holdings nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

        Section 7.4 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal



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business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

                      to Holdings:             ACTV Holdings, Inc.
                                               Attn: William Samuels
                                               1270 Avenue of the Americas
                                               New York, New York 10020
                                               Fax: (212) 459-9548

                      with copies to:    Wesley C. Fredericks, Jr., Esq.
                                               Gersten Savage Kaplowitz & Curtin
                                               575 Lexington Avenue, 27th Floor
                                               New York, New York 10022
                                               Fax: (212) 980-5192

                      to the Investors:
                                               To each Investor at the address
                                               and/or fax number set forth on
                                               Schedule I of this Agreement.

                      with copies to:
                                         Kleinberg, Kaplan, Wolff & Cohen, P.C.
                                               551 Fifth Avenue
                                               New York, New York 10176
                                               Fax: (212) 986-8866
                                               Attn: Stephen M. Schultz

Any party hereto may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other parties hereto.

        Section 7.5 Indemnity. Each party shall indemnify each other party against any loss, cost or damages (including reasonable attorney's fees) incurred as a result of such parties' breach of any representation, warranty, covenant or agreement in this Agreement.

        Section 7.6 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

        Section 7.7 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.


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        Section 7.8 Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The parties hereto may amend this Agreement without notice to or the consent of any third party. Holdings may not assign this Agreement or any rights or obligations hereunder without the prior written consent of all Investors (which consent may be withheld for any reason in their sole discretion). Any Investor may assign this Agreement or any rights or obligations hereunder without the consent of Holdings in connection with any sale or transfer of the Preferred Shares held by such Investor.

        Section 7.9 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

        Section 7.10 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to such state's principles of conflict of laws.

        Section 7.11 Survival. The representations and warranties and the agreements and covenants of Holdings and each Investor contained herein shall survive the Closing.

        Section 7.12 Execution. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

        Section 7.13 Publicity. Holdings agrees that it will not disclose, and will not include in any public announcement, the name of any Investor without its consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

        Section 7.14 Severability. The parties acknowledge and agree that the Investors are not agents, affiliates or partners of each other, that all representations, warranties, covenants and agreements of the Investors hereunder are several and not joint, that no Investor shall have any responsibility or liability for the representations, warrants, agreements, acts or omissions of any other Investor, and that any rights granted to "Investors" hereunder shall be enforceable by each Investor hereunder.



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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.

                             HOLDINGS:

                             ACTV HOLDINGS, INC.

                             By:__________________________
                             Name:
                             Its:

                             INVESTORS:


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